                                                                    Exhibit 23.1






                         INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement on Form S-3 of Terremark Worldwide, Inc. (formerly known as AmTec, Inc.) of our report dated June 29, 1999, appearing in the Annual Report on Form 10-K of AmTec, Inc. for the year ended March 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


New York, New York
May 11, 2000